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                                                                   EXHIBIT 23.15

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Charter Communications, Inc.:


     We consent to the incorporation by reference in the Post-effective Amendment No. 1 to Form S-1 registration statement on Form S-3 of Charter Communications, Inc. of our report relating to the combined balance sheets of the TCI Falcon Systems (as defined in note 1 to the combined financial statements) as of September 30, 1998 and December 31, 1997, and the related combined statements of operations and parent's investment, and cash flows for the nine-month period ended September 30, 1998 and for each of the years in the two-year period ended December 31, 1997 which report appears in Amendment No. 1 to registration statement (No. 333-41486) on Form S-1 dated September 22, 2000, and to the reference to our firm under the heading "Experts" in the registration statement.


                                       /s/  KPMG LLP

Denver, Colorado

January 26, 2001